UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of a Matter to a Vote of Security Holders.

On May 15, 2013, the Annual Meeting of Shareholders of Minerals Technologies Inc. (the "Company") was held.  A total of 32,655,730 shares were represented in person or by proxy, or 93.24% of the eligible voting shares.  The matters voted upon and the final results of the vote were as follows:

Item 1.  The two nominees for election to the Board of Directors named in the Company's 2013 Proxy Statement were elected, each for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph C. Muscari	29,609,258	1,906,485	1,139,987
Barbara R. Smith	29,908,767	1,606,976	1,139,987

Item 2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2013 fiscal year received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,205,292	380,380	70,058	N/A

Item 3.  The proposal to approve, on an advisory basis, the 2012 compensation of the Company's named executive officers received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,432,952	3,731,849	350,942	1,139,987

Item 8.01	Other Events.

On May 15, 2013, the Company issued a press release announcing that on May 15, 2013 its Board of Directors had declared a regular quarterly dividend of $0.05 per share on the Company's common stock.  The dividend is payable on June 12, 2013 to shareholders of record on May 29, 2013.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		99.1	Press Release dated March 15, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

Date: March 16, 2013

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

99.1	Press Release dated March 15, 2013